EXHIBIT 21.1
                              LIST OF SUBSIDIARIES


                                       State of                 Percentage
         Name                          Incorporation            Owned
         ----                          -------------            ----------

         HBOA Holdings, Inc.                Florida             100%
         Aerisys, Inc.                      Florida             100%